Section 2: EX-99.1 (EX-99.1)

Exhibit 99.1

StoneCastle Financial Corp. Reports First Quarter 2021 Results

DENVER, May 13, 2021– StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the first fiscal quarter ended March 31, 2021.

First Quarter 2021 Investment Highlights:

●	Invested approximately $17.5 million in six investments

●	Realized proceeds of $4.7 million from the maturity of one investment

●	Realized proceeds from partial paydowns of $4.3 million from six investments

Subsequent to the end of the quarter, the Company invested approximately $8.0 million in two investments and received partial paydowns of $2.6 million.

The estimated annualized yield generated by the invested portfolio as of March 31, 2021 (excluding cash and cash equivalents) was approximately 9.32%.

First Quarter 2021 Financial Results

Net investment income was $2,603,278 or $0.40 per share, comprised of $4,125,528 gross income and $1,522,250 of expenses. Net Assets at quarter end were $142,070,129. The Company’s Net Asset Value was $21.62 per share, up $0.18 from the prior quarter.

In the first quarter, the Company paid a cash distribution of $0.38 per share. The distribution was paid on March 25, 2021 to shareholders of record at the close of business on March 18, 2021.

The Company had $39.0 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 21% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on March 31, 2021, the Company had total assets of $182,525,474 consisting of total investments of $178,022,813, cash and other assets of $4,502,661.

During the quarter, the Company invested a total of $17.5 million in six bank-related regulatory capital investments. The Company received total proceeds of $9.0 million, consisting of a term loan maturity of $4.7 million, and $4.3 million in partial paydowns from six investments.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on May 13, 2021 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on May 27, 2021. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13718352. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” Its investment objective is to provide stockholders with current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle-ArrowMark Asset Management, LLC. To learn more, visit www.stonecastle-financial.com.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com.

CONTACT: Investor Contact:

Julie Muraco

212-468-5441

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	March 31, 2021	December 31, 2020
Assets
Investments in securities, at fair value (cost: $177,537,308 and $176,919,203 respectively)	$178,022,813	$178,362,337
Receivable for Investments sold	-	4,860,214
Interest and dividends receivable	2,335,288	2,111,113
Foreign cash (cost: $1,300,817 and $1,928,095 respectively)	1,302,222	1,920,752
Cash	63,110	358,061
Unrealized appreciation on forward currency exchange contracts	204,752	135,069
Prepaid assets	597,289	613,320
Total assets	182,525,474	188,360,866

Liabilities
Loan payable	39,000,000	43,000,000
Dividends payable	-	2,823,128
Investment advisory fee payable	787,610	832,998
Payable for securities purchased	-	146,376
Loan interest payable	35,982	70,457
Unrealized depreciation on forward currency exchange contracts	-	68,578
Options written, at value (premiums received $0 and $1,029 respectively)	-	1,625
Accrued expenses payable	631,753	628,572
Total liabilities	40,455,345	47,571,734
Net Assets	$142,070,129	$140,789,132

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,572	$6,565
Paid-in-Capital	145,128,467	144,992,526
Total distributable earnings / (loss)	(3,064,910)	(4,209,959)
Net Assets	$142,070,129	$140,789,132

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,572,212	6,565,413
Net asset value per common share	$21.62	$21.44
Market price per share	$19.79	$19.25
Market price discount to net asset value per share	-8.46%	-10.21%

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three Months Ended March 31, 2021	For The Three Months Ended December 31, 2020
Investment Income
Interest	$3,299,156	$3,274,845
Dividends	749,851	1,086,960
Origination fee income	31,977	32,278
Other Income (service fees and due diligence fees)	44,544	274,538
Total Investment Income	4,125,528	4,668,621

Expenses
Investment advisory fees	787,610	832,999
Interest expense	295,817	214,920
Directors’ fees	84,854	77,621
Transfer agent, custodian fees and administrator fees	71,569	73,159
Bank administration fees	39,578	40,457
Professional fees	94,930	202,760
ABA marketing and licensing fees	32,955	37,287
Investor relations fees	30,526	31,205
Delaware franchise tax	22,444	22,943
Insurance expense	17,753	15,951
Valuation fees	14,823	15,153
Printing	7,500	14,670
Miscellaneous fees (proxy, rating agency, etc.)	21,891	43,095
Total expenses	1,522,250	1,622,220
Net Investment Income	2,603,278	3,046,401

Realized and Unrealized Gain / (Loss) on Investments and Foreign Currency Transactions
Net realized gain on investments	91,458	311,979
Net realized gain / (loss) from forward foreign currency contracts	1,675,729	(1,663,224)
Net realized gain from foreign currency translations	134,076	36,751
Net change in net unrealized appreciation / (depreciation) on investments	(957,630)	5,137,158
Net change in unrealized appreciation / (depreciation) on written options	596	(620,426)
Net change in unrealized appreciation on forward currency contracts	138,261	222,982
Net change in unrealized appreciation / (depreciation) on foreign currency translations	(44,538)	10,331
Net realized and unrealized gain/(loss) on investments, written options, forward foreign currency contracts and foreign currency translations	1,037,952	3,435,551
Net Increase in Net Assets Resulting From Operations	$3,641,230	$6,481,952

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended March 31, 2021
Per Share Operating Performance
Net Asset Value, beginning of period	$21.44
Net investment income(1)	0.40
Net realized and unrealized gain / (loss) on investments	0.16
Total from investment operations	0.56

Less distributions to shareholders
From net investment income	(0.38)
Total distributions	(0.38)

Net asset value, end of period	$21.62
Per share market value, end of period	$19.79

Total Investment Return (2)
Based on market value	4.80%
Based on net asset value	2.79%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$142.1

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.37%
Expenses after waivers(5)*	4.37%
Net investment income(6)*	7.47%
Portfolio turnover rate**	5%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$39,000
Asset coverage per $1,000 for revolving credit agreement(7)	4,643

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.52%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.33%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.33%.
(6)	Ratio of net investment income to average managed assets equals 5.69%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized